Exhibit 10.19
Asset Purchase Agreement
     This Asset Purchase Agreement (“Agreement”) is made on October 6, 2006, between Bach Services & Manufacturing Company, L.L.C., a Michigan limited liability company (“Buyer”), Aurora Oil & Gas Corporation, a Utah corporation, whose address is 4110 Copper Ridge Drive, Suite 100, Traverse City, MI 49684 (“Aurora”), Bach Enterprises, Inc., a Michigan corporation, whose address is 2777 Lynx Lane, Kingsley, Michigan 49659 (“Seller”), and Richard Bach and Robin Bach, who are the sole shareholders of Seller (“Shareholders”).
Preliminary Statements
     A. Seller operates an oilfield service business, which includes but is not limited to operations for the installation of natural gas pipelines and gathering systems, and the construction, installation and services of compressors at 2777 Lynx Lane, Kingsley, Michigan 49659 (“Business”).
     B. Buyer desires to purchase all assets of Seller including, but not limited to, fixtures, equipment, inventory, customer lists, accounts receivable, pending contracts and other assets as described in that certain Letter of Intent dated July 10, 2006 between Shareholders and Aurora (“Purchased Assets”).
Agreed Terms
     For mutual consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in Section 4, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Purchased Assets, which shall include, without limitation, (i) the intellectual property described on Exhibit 1-A; (ii) the equipment items and oil and natural gas interests set forth on the attached Exhibit 1-B; and (iii) any and all claims of ownership to and all limited liability company membership interests issued by Aurora Antrim North, LLC, and Aurora Holdings, L.L.C., as held by Seller, the Shareholders, or any company controlled by any of them (as the case may be). The assets of Seller listed on Exhibit 1-C. are not part of the sale and purchase contemplated by this Agreement and are excluded from sale and shall remain the property of Seller after the Closing.

William Deneau

Richard Bach

Robin Bach

     2. Liabilities.
          a. General Non-Assumption of Liabilities. Except as stated below, Buyer shall not assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of Seller, whether or not related to the Business. Except to the extent provided in this Agreement, all the debts, liabilities and obligations of Seller arising prior to Closing, whether fixed or contingent, accrued or unaccrued, known or unknown, shall continue to be the responsibility of Seller, which shall pay, perform and discharge them in accordance with their terms, and nothing contained in this Agreement shall be construed in any fashion as imposing, directly or indirectly, responsibility for any such debt, liability and obligation on Buyer. The foregoing notwithstanding, Buyer shall assume those liabilities disclosed on the attached Exhibit 2.a.
          b. Assets Free of Liens. Except for the liabilities to be assumed by Buyer pursuant to Section 2.a, the Purchased Assets shall be transferred to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions of title or ownership.
     3. Purchase Price and Method of Payments. The total purchase price for the Purchased Assets is Four Million Nine Hundred Thousand and 00/100 Dollars ($4,900,000.00) (“Price”), of which Two Hundred Thousand and 00/100 Dollars ($200,000.00) will be paid to Seller in the form of certified check or wire transfer for Seller’s interest in certain oil and gas leases at Closing and the balance of which shall be in the form of Aurora’s voting common stock ( “AOG Stock”).
          a. Stock Consideration. It is intended by the parties to this Agreement that Buyer’s asset acquisition shall constitute a reorganization for purposes of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. The parties to this Agreement adopt this Agreement as a “plan of reorganization” for purposes of Treasury Regulation Section 1.368-2(g) and 1.368-3(a). The number of shares of AOG Stock to be transferred in order to represent $4.7 million of the Price shall be based on a per share price equal to the average of the American Stock Exchange daily closing prices for the 30-day calendar period immediately preceding (and not including) the day of Closing as reported in the Wall Street Journal, which is agreed by the parties to be $3.41 per share. Shareholders shall receive 1,378,299 shares of AOG Stock. The AOG Stock to be transferred, as consideration, will be unregistered, restricted stock that is subject to Rule 144 trading limitations. There will be a one-year lock-up period for the AOG stock transferred at closing, during which time the AOG stock may not be sold. (Although the AOG Stock shall be transferred directly

William Deneau

Richard Bach

Robin Bach

to Shareholders, the parties acknowledge the transaction is being treated as if the AOG Stock was transferred to the Seller and was immediately distributed to the Shareholders pursuant to the corporate liquidation and distribution requirements in Section 368(a)(2)(G) of the Internal Revenue Code).
          b. Covenant Consideration. In addition to the Price, Buyer shall pay the Shareholders, collectively, One Hundred Thousand Dollars ($100,000) at the time of Closing for the covenants not to compete contained within the employment agreements to be signed by Buyer, Aurora and the Shareholders.
          c. Price Allocation. The Purchase Price shall be allocated in accordance with Exhibit 3.c. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 3.c for all tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any proceeding related to the determination of any tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.
          d. Closing Adjustment.
               (1) Liability Assumption Value. As of the Closing Date, Seller shall transfer to Buyer the accounts receivable, accounts payable, and the long-term liabilities in such amounts that Buyer’s net liability assumption (the extent the accounts payable and long term liabilities exceed transferred accounts receivable) (hereafter referred to as the “Liability Assumption Value”) is no more than a total net liability assumption of Seventy Thousand Two Hundred Eleven Dollars & 17/100 ($70,211.17).
               (2) Purchase Price Reduction. If, as of the Closing Date, the calculated Liability Assumption Value exceeds $70,211.17, then Seller shall pay to Buyer the difference in cash, which may be treated as an offset against the cash portion of the Price set forth in Section 3.
               (3) Purchase Price Increase. If, as of the Closing Date, the calculated Liability Assumption Value is less than $70,211.17, then Buyer shall pay to Seller the difference in cash, which shall be added to and considered part of the cash portion of the Price set forth in Section 3.
               (4) Audit; Penalty. For a period of sixty (60) days after the Closing Date, the parties shall have the right to audit the calculation of the Liability Assumption Value. The Shareholders shall be liable to Buyer to the extent Buyer

William Deneau

Richard Bach

Robin Bach

determines the Liability Assumption Value was incorrect and that additional amounts should have been paid to Buyer, and the Shareholders shall additionally be liable for a penalty amount of 10% of any deficiency. If the Liability Assumption Value used at Closing was more than it should have been, thereby decreasing the amount payable to the Seller at the Closing, then Buyer shall pay the Seller, without penalty, the amount that would have otherwise been paid to Buyer on the Closing Date.
     4. The Closing. The parties agree that the effective date of Closing, shall be as of the close of business on Friday, October 6, 2006. The Closing of the purchase and sale provided for in this Agreement shall be held at the offices of Aurora, or at such other place as may be fixed by mutual agreement of Buyer and Seller, concurrently with the execution of this Agreement by Seller. The date and event of Closing are respectively referred to in this Agreement as the “Closing Date” and “Closing.” At the Closing:
          a. Seller shall deliver to Buyer:
               i. A Warranty Bill of Sale for the Purchased Assets, substantially in the form attached as Exhibit 4.a.i;
               ii. Release of claims and/or assignments of LLC interests for Aurora Antrim North, LLC, and Aurora Holdings, L.L.C. in the form attached as Exhibit 4.a.ii; and
               iii. Assignment of Oil and Gas Leases in the form attached as Exhibit 4.a.iii.
          b. Aurora shall deliver to Seller by wire transfer the cash portion of the Price payable to Seller as set forth in Section 3.
          c. Aurora shall deliver to Shareholders:
               i. By wire transfer $100,000 payable for the covenants not to compete;
               ii. By advancing or paying the sum of $400,000 to Buyer and then causing Buyer to pay such amount (subject to applicable taxes and withholding) to Shareholders pursuant to the employment agreements between Buyer and Shareholders; and
               iii. A certified corporate resolution of Aurora’s board of directors authorizing Aurora’s president and CEO to close the transaction pursuant to this Agreement and to transfer to the Shareholders, within ten (10) business days from the

William Deneau

Richard Bach

Robin Bach

Closing Date, a restricted share certificate evidencing ownership in the name of the Shareholders of the number of fully-paid and non-assessable shares of AOG Stock as required and calculated pursuant to Section 3.a and referencing all restrictions on transfer indicated in Section 3.a and elsewhere in this Agreement.
     5. Representations and Warranties. In order to induce the parties to enter into this Agreement, Aurora, Buyer and Seller each make the following representations and warranties to each other, each of which shall be deemed to be independently relied upon by the other party:
          a. Organization and Qualification. Each of Seller, Buyer and Aurora is validly existing and in good standing under the laws of its place of incorporation and qualified to do business in the State of Michigan. Each of Seller, Buyer and Aurora have the requisite corporate power and authority to execute and deliver this Agreement and in the case of Buyer, the Employment Agreements, to consummate the transactions contemplated hereby, own all of the Purchased Assets and to carry on the Seller’s business as it is now being conducted. Aurora further represents and warrants that Buyer is wholly owned and controlled by Aurora.
          b. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, order, or regulation of any governmental authority, the corporate charter, by-laws, or articles of organization or incorporation of either party or constitute a default under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any material agreement to which either is a party or by which it is bound.
          c. Seller’s Title to Assets. Except for liens, claims or encumbrances arising in connection with the liabilities that are being assumed by Buyer pursuant to Section 2.a, Seller (not Buyer) represents and warrants that it owns the Purchased Assets free and clear of liens, security interests, mortgages, pledges, claims, encumbrances or liabilities of any kind whatsoever. Seller further represents and warrants that all Exhibits hereto that identify or schedule the Purchased Assets, except for the brief exhibit descriptions of Seller’s oil and gas lease interests, are complete and accurate in all material respects.
          d. Accuracy of Aurora’s Reports to Shareholders. Except to the extent that Shareholders have actual knowledge to the contrary on the date hereof, Aurora (not Seller or the Shareholders) represents and warrants that Aurora’s most recent Annual Report to Shareholders on Form 10-KSB and Aurora’s most recent Quarterly Report to Shareholders on Form 10-QSB do not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

William Deneau

Richard Bach

Robin Bach

          e. [Intentionally Omitted]
          f. Books and Records. The books of account and other financial records of Seller, all of which have been made available to Buyer and Aurora, do not contain any material misstatements of fact.
          g. Sufficiency of Assets. Except for those assets listed on Exhibit 1-C, the Purchased Assets include all assets used by Seller in the ownership and operation of its Business.
          h. [Intentionally Omitted]
          i. Taxes. Seller has filed or caused to be filed on a timely basis all tax returns and all reports with respect to taxes that are or were required to be filed under applicable tax laws. Seller has paid or made provision for the payment of all taxes that have or may become due.
          j. No Material Adverse Change. Since July 10, 2006, being the date of the Letter of Intent between Aurora, Seller and Shareholders, except for changes in business relations with Aurora, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such material adverse change.
          k. Legal Proceedings. There is no suit, action or other proceeding pending or threatened against Seller or the Purchased Assets that would adversely affect the Purchased Assets. Seller is not a party or subject to any injunction, judgment, order, notice of violation or decree, whether or not still subject to appeal, of any governmental authority that would adversely affect the Purchased Assets.
          l. Brokers of Finders. Neither Seller nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of Seller’s assets.
          m. Representations and Warranties of Seller and Shareholders with Respect to AOG Stock. Each of the Seller and Shareholders hereby acknowledges, represents and warrants to Aurora and Buyer, severally and not jointly, that:

William Deneau

Richard Bach

Robin Bach

               (i) Aurora has agreed to issue the AOG Stock in reliance upon the representations of Seller and Shareholders, which by execution of this Agreement Seller and Shareholders hereby confirm, that the AOG Stock to be acquired by Seller and Shareholders will be acquired for investment for their own account, not as a nominee or agent, and not with a view to resale or distribution, and that Seller and Shareholders have no present intention of selling, granting participation in, or otherwise distributing the AOG Stock. By executing this Agreement, Seller and Shareholder further represent that they do not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the AOG stock.
               (ii) Seller and Shareholders acknowledge that: (i) the AOG Stock has not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities law; (ii) the AOG Stock may not be assigned or transferred unless it is registered or the transaction is exempt from registration under the Securities Act and all applicable state securities laws; and (iii) this restriction will be recorded in Aurora’s stock transfer records.
               (iii) Seller and Shareholders understand that Aurora does not have any obligation to register the AOG Stock under the Securities Act or any state securities law.
               (iv) Seller and Shareholders acknowledge that because the AOG Stock is unregistered restricted stock, any sale of the AOG stock is required by law to be made in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.
               (v) Seller and Shareholders agree to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, in all of their dealings with the AOG Stock.
               (vi) Sellers and Shareholders understand and acknowledge that the AOG Stock will bear a restrictive legend on the stock certificate (if a paper stock certificate is issued), and in the transfer agent’s records, reflecting the fact that the shares have not been registered under the Securities Act, have been acquired for investment and not with a view to or in connection with the sale or distribution thereof, and may not be transferred without an effective registration statement or opinion of counsel in a form satisfactory to Aurora that registration is not required.
               (vii) Seller and Shareholders represent and warrant that they are accredited investors as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

William Deneau

Richard Bach

Robin Bach

               (viii) Seller and Shareholders represent and warrant that they are residents of the state of Michigan.
               (ix) Seller and Shareholders have sufficient knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of owning the AOG Stock, and are financially able to bear the risks of owning the AOG Stock.
          n. Seller’s Employees. Seller and Shareholders are aware of no pending, threatened or known claims against Seller or Shareholders by Seller’s employees. Seller and Shareholders represent that any employee defined benefits plans, 401(k) and fringe benefit plans are in compliance with applicable laws, and have been operated and are in compliance with the plan documents. Seller has maintained workers’ compensation coverage as required by applicable state law. Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the employee plans.
          o. Contracts. The contracts and agreements Seller has entered into in connection with the Purchased Assets and the business of Seller which Buyer will assume are set out on Exhibit 5.o. Each contract and agreement identified on Exhibit 5.o. is in full force and is valid and enforceable according to its terms, is assignable without the consent of any third party, and is not in default in any respect.
          p. Accounts Receivable. All accounts receivable that are reflected on Exhibit 1-B represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of business. Except to the extent paid prior to the Closing Date, such accounts receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet dated September 30, 2006. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Seller, under any contract with any account debtor of an account receivable relating to the amount or validity of such account receivable.
          q. Accuracy as of Closing Date. Disclosure. The representations and warranties made in this Agreement will be true and correct in all material respects on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. To the best of Shareholders’ knowledge, no representation or warranty or other statement made by Seller in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

William Deneau

Richard Bach

Robin Bach

     6. Indemnifications. Subsequent to closing:
               (i) Buyer’s Indemnity. Buyer and Aurora shall, and hereby do, defend, indemnify and save and hold harmless Seller and Shareholders from and against any and all claims, costs, judgments, expenses, requests for compensation, contribution, remediation, liability of any type or nature whatsoever, other than consequential damages, which may be incurred by Seller or Shareholders from or after the Closing Date that are attributable to or result from failure or breach of any representation or warranty made by Buyer in Section 5 hereof or in any document or instrument made and delivered by Buyer in connection herewith.
               (ii) Seller’s Indemnity. Seller and Shareholders shall and hereby do defend, indemnify and save and hold harmless Buyer and Aurora from and against any and all claims, costs, judgments, expenses, requests for compensation, contribution, remediation, liability of any type or nature whatsoever, other than consequential damages, which may be incurred by Buyer or Aurora from or after the Closing Date that are attributable to or result from failure or breach of any representation or warranty made by Seller or Shareholders in Section 5 hereof or in any document or instrument made and delivered by Seller or Shareholders in connection with Section 5. Pursuant to this Section, for a period of one (1) year from the date hereof, Seller and Shareholders grant to Buyer and Aurora a security interest in the AOG stock acquired by Seller under Section 3.a. above. In the event of a loss to Buyer or Aurora in excess of the Indemnity Threshold (defined below), Buyer or Aurora may take possession of and sell the AOG stock issued to Seller in order to recover any loss or damage due to the breach of any representation or warranty made by Seller or Shareholders.
               (iii) Neither party shall be entitled to indemnification from the other party under this Section except, and to the extent that, the aggregate amount of the indemnified losses suffered by that party exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Indemnity Threshold”), provided, however: (1) with respect to all cumulative claims, Seller and Shareholders shall not be liable, by reason of indemnification or otherwise, for aggregate losses or damages exceeding One Million Dollars ($1,000,000.00); and (2) for the alleged breach of any representation or warranty concerning an oil and gas lease interest, no one lease interest set forth in any exhibit hereto shall be construed as representing more than 5% of the Price set forth in Section 3 and no claim for more than such amount may be brought by Buyer, regardless of future value or alleged present value.

William Deneau

Richard Bach

Robin Bach

     7. Conditions To Close. The obligations of either party to close pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by the other party, at or prior to the Closing Date:
          a. Representations and Warranties. The representations and warranties made in Section 5 shall be true and correct in all material respects on and as of the Closing Date.
          b. Delivery of Instruments of Conveyance of the Purchased Assets. Seller shall have delivered to Buyer the documents set forth in Section 4.a, and such other documentation as reasonably appropriate to transfer title to the Purchased Assets to Buyer.
          c. No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.
          d. Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated hereby, the absence of which would have a material and adverse effect on either party’s rights under this Agreement.
          e. Employment Agreements. Aurora, Buyer, and each of the Shareholders shall have signed employment agreements in the form attached hereto as Exhibit 7.e, and Buyer shall have delivered the initial amounts due thereunder for compensation payable as of the Closing, including consideration for the covenant not to compete.
     8. Covenants.
          a. Seller Covenants. Seller covenants and agrees with Buyer as follows:
               (1) Conduct of Seller’s Business Pending Closing. Between the date of the Agreement and the Closing Date (unless signed simultaneously with Closing), Seller shall operate its business in the usual, regular and ordinary manner on a basis consistent with prior years and shall use it best efforts to preserve its present business organization intact, keep available the services of its present employees and preserve present business relationships with persons having business relationships with it.

William Deneau

Richard Bach

Robin Bach

               (2) Best Efforts. Seller shall apply its best efforts to cause the satisfaction of the Closing contingencies in Section 7.
          b. Aurora and Buyer Covenants. Aurora and Buyer covenant and agree with Seller and the Shareholders as follows:
               (1) Buyer Control. For a period of six months following the Closing, Buyer will continue to qualify as a single member LLC treated as a disregarded entity for federal income tax purposes.
               (2) Best Efforts. Buyer shall apply its best efforts to cause the satisfaction of the Closing contingencies in Section 7.
     9. Further Assurances. Buyer and Seller agree that, from time to time after Closing, and upon reasonable request, they shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Buyer the Purchased Assets or property or to otherwise carry out the terms and condition of this Agreement.
     10. Buyer Performance Guaranty. Anything to the contrary notwithstanding, effective as of the Closing, Aurora guarantees Buyer’s performance of this Agreement and the employment agreements attached as Exhibit 7.e.
     11. Disclaimer. Except as set forth in Section 5 of this Agreement: (i) Seller makes no representation or warranty, express or implied (including those referred to in Section 2.312 of the Michigan Uniform Commercial Code); (ii) the Purchased Assets being transferred to Buyer at the Closing are conveyed pursuant to this Agreement “AS IS WHERE IS” on the Closing Date, and in their present condition, and Buyer shall rely upon its own examination thereof; and (iii) Seller makes no warranty of merchantability, suitability or fitness for a particular purpose, or quality, with respect to any of the tangible personal property being so transferred, or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent.
     12. UA Form 1027. Buyer acknowledges it has received from Seller a completed and executed UA Form 1027, Business Transferor’s Notice to Transferee of Unemployment Tax Liability and Rate, at least two (2) business days prior to the execution of this Agreement.

William Deneau

Richard Bach

Robin Bach

     13. Proper Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been given upon actual receipt by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, fax or telegram, to the parties at their addresses listed on page 1, or to such other changed address as such party may have given by notice.
     14. Applicable Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Michigan.
     15. Integration. This Agreement and all schedules, exhibits and agreements attached set forth the entire agreements and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions, representations, amendments or understandings of every kind and nature between them, except this Agreement shall not affect the terms of the prior letter of intent signed by the parties in anticipation of this transaction.
     16. Amendments. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by the party intending to be bound thereby.
     17. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision(s).
     18. Assignability. This Agreement may be assigned by Buyer without the prior written consent of Seller; provided, Buyer shall continue to be liable for the performance of all obligations pursuant to the Agreement.
     19. Benefit. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their successors and permitted assigns.
     20. Captions. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the Agreement or the intent of any provision.
     21. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parties may require.
     22. Construction of Agreement. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.

William Deneau

Richard Bach

Robin Bach

     23. Enforcement of Agreement. Each party agrees to pay all of the other party’s costs and expenses, including actual attorney’s fees, in enforcing the terms of this Agreement, including collection of amount owed to a party.
     24. Counterparts & Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties by facsimile. The parties agree that signatures on this Agreement, as well as any other documents to be executed under this Agreement, may be delivered by facsimile in lieu of an original signature, and the parties agree to treat facsimile signatures as original signatures and agree to be bound by this provision.
[Remainder of Page Intentionally Left Blank]

[Signature Page to Follow]

William Deneau

Richard Bach

Robin Bach

     The parties have caused this Agreement to be executed as of the date and year first above written.

Buyer: Bach Services &		Seller: Bach Enterprises, Inc.
Manufacturing Company, L.L.C., a		a Michigan corporation
Michigan limited liability company
By (signature):

By (signature):	/s/ William W. Deneau

Print name:

Print name:	William W. Deneau
Title/Position: President

Title/: President of Aurora Oil & Gas Corporation, Manager of Bach Services & Manufacturing Company, L.L.C.

Aurora: Aurora Oil & Gas		Shareholder: Richard Bach
Corporation
a Utah corporation

By (signature):	/s/ William W. Deneau	By (Signature):	/s/ Richard Bach

Print name:	William W. Deneau

Title/Position:	President

Shareholder: Robin Bach

By (signature):	/s/ Robin Bach

William Deneau

Richard Bach

Robin Bach

Exhibit 1-A
INTELLECTUAL PROPERTY
See attached description of Pump Motor Fitting Technology assigned from Seller to Buyer.

William Deneau

Richard Bach

Robin Bach

Exhibit 1-B
ASSET LIST
Equipment Items

									Current
								5/4/2006	Market		Loan
Description	Date	Method	Year	Basis	Prior	2005	2006	2007	Value		Balances
General
BUCKET FOR BACKHOE	12/15/1993	I5ODBHY	7	1,248	1248	0	0	0	600
CABINETS FOR STORAGE	11/30/1997	200DBHY	7	1	1	0	0	0	100
CHAIN SAW	11/30/1998	200DBHY	7	722	689	32	0	0	50
CRANE LIFTMORE H621R	6/1/1996	15ODBHY	7	2,057	2,057	0	0	0	600
DESK & CHAIR	3/15/1994	I5ODBHY	7	137	137	0	0	0	200
DESK&CHAIRS	4/15/1993	200DBHY	7	1,053	1,053	0	0	0	200
DESK CREDENZA	12/31/1997	200DBHY	7	1	1	0	0	0	400
DESK CREDENZA	12/16/1997	200DBHY	7	1	1	0	0	0	400
DESK HUTCH STEVE	1/28/1998	200DBHY	7	1	1	0	0	0	600
DESK HUTCH TAMMY	1/28/1998	200DBHY	7	1	1	0	0	0	600
DRILL PRESS	4/16/2002	200DBHY	7	237	235	2	0	0	125
FILE CABINETS	3/31/1998	200DBHY	7	730	697	33	0	0	350
FROSTTOOTH	1/15/1993	15ODBHY	7	2,049	2,049	0	0	0	1200
28 FUSER	5/15/1993	15ODBHY	7	11,363	11,363	0	0	0	6000
28 FUSER									6000
28 FUSER	5/15/1993	15ODBHY	7	12,579	12,579	0	0	0	6000
28 FUSER	5/15/1993	ISODBHY	7	3,984	3,984	0	0	0	6000
28 FUSER	6/15/1990	I5ODBHY	7	9,650	9,650	0	0	0	6000
LARGE FUSER MACHINE	1/15/1992	I5ODBHY	7	20,986	20,986	0	0	0	12000
LARGE FUSER MACHINE				21,000					12000
HAND FUSERS WITH CART	8/1/1995	I5ODBHY	7	2,500	2,500	0	0	0	1200
HAND FUSING MACHINE	2/15/1986	200DBHY	7	2,000	2,000	0	0	0	1000
HAND FUSING MACHINE				2,000					1000
HAND FUSING MACHINE				2,000					1000
HAND FUSING MACHINE				2,000					1000
ELECTRO FUSER				4,500					3500
SADDLE FUSER W/DIES				3500					1500
EAGLE WELDER GENERATOR 8KW				2,400					1200
EAGLE WELDER GENERATOR 8KW				2,400					1200
EAGLE WELDER GENERATOR 8KW				2,400					1200
6.5 KW HONDA GENERATOR				1,875					750
6.5 KW HONDA GENERATOR				1,875					750
HOIST	4/15/1998	200DBHY	7	2,043	1,951	91	0	0	100
KOMATSI D37 DOZER 270	9/1/2004	200DBHY	7	36,839	5,264	9,022	6,443	4,601	25000	**	14077
KOMATSU 75UU EXCAVATOR	8/31/2004	200DBHY	7	25,391	3,628	6,218	4,441	3,171	20000	**	8885

William Deneau

Richard Bach

Robin Bach

									Current
								5/4/2006	Market	Loan
Description	Date	Method	Year	Basis	Prior	2005	2006	2007	Value	Balances
LATHE	2/20/1998	200DBHY	7	10,295	9,835	459	0	0	6000
LATHE MACHINE MILL	2/28/1998	200DBHY	7	8,935	8,536	399	0	0	4500
IRONWORKER	8/1/1984	ACRS	5	4,443	4,443	0	0	0	2000
OLIVER 8’ FULL DISC	4/20/2002	200DBHY	7	668	663	5	0	0	100
PALLET RACKS	3/31/1998	200DBHY	7	5,330	2,959	238	0	0	2000
PARTS BIN	4/15/1998	200DBHY	7	1	1	0	0	0	50
PIPE CALIPERS	6/12/1989	15ODBHY	7	975	975	0	0	0	200
PIPE THREADER	8/1/1984	ACRS	5	698	698	0	0	0	200
RIGID 535 THREADERS W/DIES				5500					2000
RIGID 535 THREADERS W/DIES				5500					2000
VAN PARTS TRLRS				1500					1500
VAN PARTS TRLRS				1500					1500
AIR COMPRESSOR SHOP				1450					600
PORTABLE BORING TOOL	3/6/2002	200DBHY	7	1,634	1,619	15	0	0	1000
PRESSURE WASHER	11/15/1993	15ODBHY	7	1,878	1,878	0	0	0	900
RACKS	2/15/1998	200DBHY	7	1	1	0	0	0	50
RACKS UPRIGHT FRAMES	4/1/1998	200DBHY	7	202	193	9	0	0	50
RECEPTION DESK	3/31/1998	200DBHY	7	1	1	0	0	0	600
REFRIGERATOR	1/15/1998	200DBHY	7	1	1	0	0	0	50
#193 CRANE LIB-4000	6/1/1996	S/L	7	7293	7,293	0	0	0	2000
#196 CRANE PALFINGER	4/16/1997	200DBHY	7	46593	46593	0	0	0	10000
#196 FORD LT9413	4/15/1997	200DBHY	7	91,791	91,791	0	0	0	35000
#198 1997 CHEW STAK	4/23/1997	200DBHY	7	28,760	28,760	0	0	0	3500
#212 SEEDER ATTACHMENT	4/1/1988	15ODBHY	7	924	924	0	0	0	50
#224 SIDE BOOM	6/21/1989	I5ODBHY	7	7,124	7,124	0	0	0	4500
#225 TRAILKING TRLR	12/28/1989	15ODBHY	7	29,939	29,939	0	0	0	15000
#226TEREX	4/1/1990	15ODBHY	7	25,000	25,000	0	0	0	2500
#228 FARM TRACTOR	6/15/1990	15ODBHY	7	17,006	17,006	0	0	0	4500
#235 MICH LOADER	10/15/1992	15ODBHY	7	20,800	20,800	0	0	0	7500
#240 STORAGE TRLR	9/15/1993	15ODBHY	7	4,456	4	0	0	0	1200
#241 STORAGE TRLR	9/15/1993	I5ODBHY	7	4,456	4,456	0	0	0	1200
#246 580 SL BACKHOE	3/7/1997	200DBHY	7	62,434	62,434	0	0	0	30000
#247 KOMATSU EXC	4/30/1997	200DBHY	7	113,632	113,632	0	0	0	65000
#248 JD GRADER	4/28/1997	200DBHY	7	30,210	30,210	0	0	0	15000
#249 FLOAT TRAILER	3/30/1988	I5ODBHY	7	7,361	7,361	0	0	0	4500
#255 PC200-6 KAMA EX	10/27/2000	200DBHY	7	86,385	67,110	7,706	7,714	3,853	35000
#257 KAMATSU	1/20/2001	200DBHY	7	30,250	20,799	2,701	2,698	2,701	15000
#259 KAMATSU	1/20/2001	200DBHY	7	41,250	28,362	3,684	3,679	3,684	15000
#262 BACKHOE	6/26/2001	200DBHY	7	58,418	40,165	5,217	5,211	5,217	35000
#263 HAULRITETRLR	10/31/2001	200DBHY	7	1,219	1,062	109	48	0	300
#264 HAULRITETRLR	10/3/2006	200DBHY	7	1,219	1,062	109	48	0	300
266HAULRITETRLR	10/31/2001	200DBHY	7	1,252	1,090	112	50	0	300
#403 1998 CHEVWELDI	12/11/1998	200DBHY	7	27,562	27,562	0	0	0	3500

William Deneau

Richard Bach

Robin Bach

									Current
								5/4/2006	Market		Loan
Description	Date	Method	Year	Basis	Prior	2005	2006	2007	Value		Balances
#403 WELDER	2/26/2002	200DBHY	7	1,729	1,713	16	0	0	1000
#407 2000 CHEV 3-4	7/20/2000	200DBHY	5	25,408	23,945	1,463	0	0	2000
#407 SNOW PLOW	11/28/2000	200DBHY	7	2,854	2,217	255	255	127	500
#408 2000 CHEV 1 TON	8/1/2000	200DBHY	5	31,690	29,865	1,825	0	0	4000
#410 2001 1/2 TON PU	12/5/2000	200DBHY	5	29,190	27,509	1,681	0	0	3000
#413 CHEVY I TON	7/19/2001	200DBHY	5	26,218	21,687	3,020	1,510	0	5,500
#413 SNOW PLOW	12/6/2001	200DBHY	7	3,313	2,886	296	131	0	500
#413 TOOLS BOXES	7/26/2001	200DBHY	5	1,296	1,072	149	75	0	25
#4142000 CHEVY 1 TO	11/1/2001	200DBHY	5	19,400	18,841	559	0	0	3500
#414 FLATBED	10/31/2000	200DBHY	5	1,536	1,492	44	0	0	500
#4152002 CHEVY 4 DR	12/14/2001	200DBHY	5	30,540	29,661	879	0	0	10000
# 418 2005 Dodge 1500	3/1/2005			28,293					19000	**	18390
#421 Dodge Dakota	12/20/2005			22,102					16000	**	10990
#422 Dodge Dakota	12/20/2005			23,105					16000	**	11710
#423 Dodge Dakota	12/20/2005			21,238					16000	**	8963
#424 GMC Sierra 2500	1/5/2006			28,830					22000	**	16895
#425 GMC Sierra 2500	1/5/2006			28,830					22000	**	16829
#426 Dodge Ram 3500	5/1/2006			36,017					36017	**	26018
#265 HAULRITETRLR	10/31/2001	200DBHY	7	1,252	1,090	112	50	0	300
252 HAULMARK TRAILER	11/20/1997	200DBHY	7	3,272	3,272	0	0	0	1200
AIR HAMMERS	8/26/1997	200DBHY	7	95	94	0	0	0	50
AIRLESSPAINTSPRAYE	11/1/1985	ACRS	5	1,443	1,443	0	0	0	50
BAND SAW	10/30/2001	200DBHY	7	954	831	85	38	0	200
BORING MACHINE	4/18/2000	200DBHY	7	21,200	16,470	1,891	1,893	946	8500
BORING MACH-PUSH ROD	6/14/2000	200DBHY	7	3,149	2,446	281	281	140	1000
SMALLTRAILER	10/16/1995	1500BHY	7	1,317	1,317	0	0	0	300
SPREADER	6/28/2000	200DBHY	7	583	453	52	52	26	50
STEAMER UNIT	12/1/1997	200DBHY	7	5,351	5,351	0	0	0	2000
TEREX 760 BACKHOE	9/1/2004	200DBHY	7	25,865	3,696	6,334	4,524	3,231	30000	**	2028
TOOL CABINETS	4/1/1998	200DBHY	7	1,245	1,189	56	0	0	100
TORCH SET	10/14/1997	200DBHY	7	971	971	0	0	0	200
TRAILER	6/15/1996	1SODBHY	7	1,370	1,370	0	0	0	300
TRANSIT L-5 LASER &	7/23/2001	200DBHY	7	950	653	85	85	85	100
UNIT #238 D37E-5 DOZ	12/31/1998	200DBHY	7	9,272	8,858	414	0	0	15000
UNIT#239D37E-5 DOZ	12/31/1998	200DBHY	7	9,272	8,858	414	0	0	15000
USED 5000# FORKLIFT	7/21/2004	200DBHY	7	5,250	750	1,286	918	656	5000
WELDER	1/15/1991	15ODBHY	7	1,818	1,818	0	0	0	500
WELDER	2/15/1992	15ODBHY	7	1,721	1,721	0	0	0	500
WELDER & HITCH	3/18/2001	200DBHY	7	2,733	1,879	244	244	244
Ditch Witch Line locator	3/1/2005			3,782					2500
Sullair Air Compressor	5/1/2004			10,500					7500
Mulcher	5/1/1991			9,000					5000
18’ MACLANDER TRLR	10/18/2003	200DBHY	7	4132					3000
40KW GM POWERED GEN	8/12/2005	200DBMQ	7	12839					10500
4X8 TRLR	8/31/2004	200DBMQ	7	541					200

William Deneau

Richard Bach

Robin Bach

									Current
								5/4/2006	Market		Loan
Description	Date	Method	Year	Basis	Prior	2005	2006	2007	Value		Balances
5X10 TRLR	10/1/2005	200DBMQ	7	610					200
75 UU EXC	11/5/2005	200DBMQ	7	21200					20000
7X12 DUMP TRLR	5/8/2004	200DBMQ	7	5252					3500
97 WH DAKAOTA	2/26/2004	200DBMQ	7	8362					1500
BOBCAT 190	11/5/2005	200DBMQ	7	21094					18000
AIR HAMMER	11/5/2005		7	4500					4500
CASE TRENCHER	10/18/2003	200DBHY	7	9434					7500
MACLANDER 20’ TRLR	10/1/2005	200DBMQ	7	3961					3000
Specialized Coiled tubing tranfer unit	4/1/2006			30000					30000
R 200 PLOW TRACTOR	6/3/2005	200DBMQ	7	16700					15000
R 200 PLOW TRACTOR	12/24/2004	200DBMQ	7	15900					15000
POLARIS 6 WHEELER	1/31/2004	200DBMQ	7	13100					6000
SNOWMOBILE POLARIS	12/22/2005	200DBMQ	5	2183					1500
TEREX TX 760 BACKHOE	12/28/2004	200DBMQ	7	51537					35000	**	12881
QUALITY TRAILER w/specialized coiled tubing spooling rig	1/1/2006			125000					125000
2003 Dodge 1500	12/15/2004			31000					15000
		Sub Totals:		372845	0	0	0	0	309900		12881

137 Assets		Totals:		1,838,668	1,019,835	57,602	40,388	28,682	1,033,767		147,666

William Deneau

Richard Bach

Robin Bach

OIL AND GAS LEASES

Lessor	Lessee	Dated	Recorded	Description
Alan E. Thomas and Penny R. Dice	Bach Energy, LLC	12-7-05	NR	Part NE1/4, Gov’t Lots 1 & 2
Wesley P. Diane and Diane F. Bemier	Bach Energy, LLC	12-31-05	NR	Part of SW1/4
Robert G. Schichtel and Theresa M. Schichtel	Bach Energy Systems, LLC	6-28-06	NR	SW1/4 SW1/4
Robert Weber, II and Marilyn Weber	Bach Energy Systems, LLC	6-24-06	NR	NW1/4 NW1/4
Marjorie A. Haines	Bach Energy Systems, LLC	6-22-06	NR	NW1/4 NW1/4
Joseph E. Haines, Jr. and Marilyn D. Haines	Bach Energy Systems, LLC	6-22-06	NR	NW1/4 NW1/4
Ronald W. Hagelstein and Adana N. Hagelstein	Bach Energy Systems, LLC	6-20-06	NR	NW1/4 NW1/4
David M. and Michelle McPherson	Bach Energy Systems, LLC	6-23-06	NR	W 445.5 feet of NE1/4 NE1/4
Albert C. Howard and Lenise J. Howard	Bach Energy Systems, LLC	6-24-06	NR	NE1/4 NE1/4 exc.
Estate of Gladys Hill and Estate of Huldah Hill	Bach Energy Systems, LLC	9-30-05	2005R-23925	All except E1/2 E1/2
Randall J. Weber and Sharon K. Weber	Bach Energy Systems, LLC	3-24-06	NR	SE1/4 NW1/4 and W1/2 NE1/4 exc.
Andrew G. Sladek and Libby A. Sladek	Bach Energy Systems, LLC	3-29-06	NR	Part NE1/4
Ethel L. Ergang	Bach Energy Systems, LLC	11-2-04	NR	SE1/4 NW1/4 and W1/2 NE1/4 exc.
Max Elliott and Dorothy Elliott	Bach Energy Systems, LLC	5-30-06	NR	S1/2 SE1/4
Sherwood and Romana Herman Trust	Bach Energy Systems, LLC	5-30-06	NR	S1/2 N1/2 SE1/4
John Bauer and Eva Bauer	Bach Energy Systems, LLC	5-24-06	NR	S1/2 N1/2 SE1/4
Wilma T. Elliott	Bach Energy Systems, LLC	5-19-06	NR	S1/2 N1/2 SE1/4
Richard Bauer and Elizabeth Bauer	Bach Energy Systems, LLC	4-20-06	NR	S1/2 N1/2 SE1/4
Richard Bauer and Elizabeth Bauer	Bach Energy Systems, LLC	4-20-06	NR	N1/2 N1/2 SE1/4
Wilbur Mitchell	Bach Energy Systems, LLC	4-1-06	NR	S1/2 SE1/4
Ralph J. Mitchell	Bach Energy Systems, LLC	4-1-06	NR	S1/2 SE1/4
Allen H. and Arlene Ashley	Bach Energy Systems, LLC	11-05-05	NR	Part of SW 1/2 of Section 1 T29N- R1W, Otsego Cty
George F. Mitchell and Nancy A. Mitchell	Bach Energy Systems, LLC	4-1-06	NR	S1/2 SE1/4
Accounts Receivable
See the next attached sheet for a listing of accounts receivable transferred from Seller to Buyer totaling to $627,498.

William Deneau

Richard Bach

Robin Bach

Exhibit 1-C
LIST OF EXCLUDED ASSETS
All cash, cash equivalents, and short-term investments;
All minute books, stock records, and corporate seals;
The shares of capital stock of Seller;
Rights relating to deposits and prepaid expenses and claims for refunds and rights to offset;
All insurance policies and rights under insurance policies;
All personnel records and other records that Seller is required by law to retain in its possession;
All claims for refund of taxes and other governmental charges of whatever nature.

William Deneau

Richard Bach

Robin Bach

Exhibit 2.a
LIABILITIES ASSUMED
Alleged trespass claim by Mills parties against Seller.
Seller’s cell phone contracts until such can be cancelled without fees.
Seller’s credit line with Northwestern bank.
Seller’s accounts payable assumed by Buyer as set forth on the next attached list totaling to $268,876.
In addition to the listed accounts payable, Buyer also assumes the estimated accounts payable set forth on the attached sheet titled “Estimated Trade Payables Support” totaling to $215,000.

Exhibit 3.c.
PRICE ALLOCATION
See attached.

Exhibit 4.a.i.
WARRANTY BILL OF SALE
     Pursuant to a certain Asset Purchase Agreement between Bach Enterprises, Inc. and Bach Services & Manufacturing Company, L.L.C., executed on even date herewith (“Asset Purchase Agreement”), and for and in consideration of the sum set forth therein, the receipt and adequacy of which is hereby acknowledged, Bach Enterprises Inc., a Michigan corporation having an address of 202 East State Street, Traverse City, Michigan 49684 (“Seller”) has conveyed to Bach Services & Manufacturing Company, L.L.C., a Michigan limited liability company having an address of 4110 Cooper Ridge Drive, Ste. 100, Traverse City, Michigan 49684 (“Buyer”), all right, title and interest in and to the following property (“Property”):
     a) The intellectual property more particularly described in Exhibit 1-A of the Asset Purchase Agreement, a copy of which is attached hereto; and
     b) The equipment and oil and gas interests more particularly described in Exhibit 1-B of the Asset Purchase Agreement, a copy of which is attached hereto.
     This Warranty Bill of Sale conveys no right to, and specifically excludes, Seller’s assets identified on Exhibit 1-C of the Asset Purchase Agreement, a copy of which is attached hereto, and incorporated herein by reference.
     Seller, for itself and its successors and assigns, covenants and agrees with Buyer, and its successors and assigns, to warrant and defend the sale of the Property against all persons.
     Seller further covenants, represents and warrants the following:
     1. Seller has full right to sell and transfer the Property;
     2. The Property is sold and transferred in good faith for actual consideration; and
     3. There are no judgments, liens, mortgages, pledges, claims, rights, security interests, encumbrances or other adverse interests of any kind or nature against the Property, except for liabilities assumed by Buyer pursuant to the Asset Purchase Agreement.
     Seller has executed this Warranty Bill of Sale on           , 2006.

BACH ENTERPRISES, INC.

By:

Its:	President

Exhibit 4.a.ii.
Assignments by Seller of
Aurora Antrim North, LLC and Aurora Holdings, L.L.C.
See attached assignment forms for conveyance of LLC interests in Aurora Antrim North, LLC and Aurora Holdings, L.L.C. at closing.

Exhibit 4.a.iii.
Assignment of Oil and Gas Leases
See attached assignment forms for conveyance of all oil and gas leases listed on the attached page.

Exhibit 5.o.
Seller Contracts Assumed by Buyer
None, except for ongoing work between Seller and Aurora.

Exhibit 7.e.
Employment Agreement
See attached employment agreement to be signed by each of the Shareholders at closing.